UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2021

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75, Second Avenue,
Suite 605

Needham MA, 02494

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTC Expert Market

Item 1.01. Entry into a Material Definitive Agreement.

On May 2 and 3, 2021, Bioxytran, Inc. (the “Company”) entered into nine Convertible Note Agreements for the purchase of a total amount of $3,266,845.70 in 1-year convertible notes (the “Notes”), with an interest rate of 6% convertible at the lower of (i) a fixed price of $0.13, or (ii) 85% of the closing price of any Qualified Financing. The Notes were paid for in a combination of cash and in replacement of debt and contain provisions of a lock-up period of 180 days, as well as prepare and file with the SEC a Registration Statement on Form S-1 within a period of 60 days from issuance. The transactions here below were approved by the Company’s Board of Directors on June 4, 2021. The total Debt Discount mounted to $119,850.00, paid to a sole Placement Agent: WallachBeth Capital (Member FINRA / SIPC).

Name	Amount Due	Accrued Interest at June 1, 2021	Converted Price	Converted # of shares
Robert Salna (1)	$1,000,000.00	$4,577.00	$—	—
Angelo Parravano (1)	100,000.00	458.00	—	—
Mike Parravano (1)	65,000.00	298.00	—	—
David Platt (2)	384,503.60	2,114.77	0.13	2,973,988
Ola Soderquist (2)	384,503.60	2,114.77	0.13	2,973,988
Mike Sheikh (2)	212,458.50	1,168.52	0.13	1,643,285
Veronika Tyukova (2)	100,380.00	552,09	0.13	776,401
Alben Sigamani (2)	20,000.00	110.00	0.13	154,463
Pharmalectin Partners LLC (3)	1,000,000.00	4,577.00	—	—
	$3,266,845.70	$15,418.06		8,522,355

(1)	Paid for in exchange of cash ($1,165,000.00).
(2)	Paid for by amounts due, in reliance on an exemption under Section 4(2)(a) ($1,101,845.70) – The notes were converted into Common Stock on June 4, 2021.
(3)	Paid for by returning the convertible notes here below ($1,000,000);

Debtor	Date of Issuance	Principal Amount	Default Penalty	Warrants Issued	Term	Exercise Price	Amortization of Warrants	Accrued Interest
GS Capital	10/30/2019	$125,000	$65,808	50,000	5	$2.00	$23,867	$53,645
Power Up #1	10/24/2019	106,000	114,224	—	—	—	—	58,535
Peak One	10/23/2019	120,000	36,000	50,000	5	2.00	21,606	31,542
Tangiers	10/23/2019	106,300	48.261	50,000	5	2.00	21,116	35,351
FirstFire	11/20/2019	125,000	65,541	50,000	5	2.00	17,979	53,395
Power Up #2	12/30/2019	54,600	57,185	—	—	—	—	28,917
EMA Financial	01/10/2020	125,000	135,158	50,000	5	2.00	5,948	71,464
Crown Bridge	02/20/2020	55,000	28,015	22,000	5	2.00	6,763	14,331
Power Up #3	02/19/2020	56,600	58,039	—	—	—	—	29,049
Power Up #4	03/18/2020	64,900	65,725	—	—	—	—	32,693
		$938,400	$673,956	272,000			$97,279	$408,924

The debt originating from a January 20, 2021 summary judgement by the Supreme Court of the State of New York, County of Nassau, awarding Power Up damages in the amount of $420,750 for Breach of Contact is also cancelled by this agreement.

The Notes will be cancelled while the Warrants will be transferred to the Company’s officers in lieu of interest on amounts due as at May 31, 2021.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.58	Form of Convertible Note Agreement between Note Holders and Bioxytran, Inc., dated May 2 and 3, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: June 7, 2021

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